UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BAR HARBOR BANKSHARES
(Exact name of registrant as specified in its charter)

Maine	01-0393663
(State or other jurisdiction of	(I.R.S. Employer Identification No.
Incorporation or organization)

82 Main Street
Bar Harbor, Maine	04609-0400
(Address of principal executive offices)	(Zip code)

Bar Harbor Bankshares 2018 Employee Stock Purchase Plan
(Full title of the plan)

Curtis C. Simard
President and Chief Executive Officer
Bar Harbor Bankshares
82 Main Street
Bar Harbor, Maine 04609-0400
(207) 288-3314
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:

Caitlin Dunston Corporate Counsel Bar Harbor Bank & Trust 82 Main Street Bar Harbor, Maine 04609-0400 (207) 288-3314	Mark L. Johnson K&L Gates LLP State Street Financial Center One Lincoln Street Boston, Massachusetts 02111 (617) 261-3260

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, par value $2.00 per share	200,000	$26.12	$5,224,000	$633.15

(1)
In accordance with Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low prices of the registrant’s common stock as reported on the NYSE American on May 15, 2019.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information
The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement, and is omitted from this registration statement, in accordance with Rule 428(b)(1) of the Securities Act of 1933 (the “Securities Act”).
Item 2. Registrant Information and Employee Plan Annual Information
The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement, and is omitted from this registration statement, pursuant to Rule 428(b)(1) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following filings of the registrant with the Securities and Exchange Commission are incorporated in this registration statement by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on March 12, 2019;

•	Current Reports on Form 8-K filed on January 22, 2019, January 24, 2019 and March 21, 2019; and

•
the description of the registrant’s common stock contained in the registrant’s Current Report on Form 8-K filed with the Commission on August 7, 2015, and any other amendment or report filed with the Commission for the purpose of updating such description; and

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. The registrant is not incorporating by reference any documents or portions thereof that are not considered to be “filed” with the Securities and Exchange Commission.
Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
Caitlin Dunston, Corporate Counsel of Bar Harbor Bank & Trust (a subsidiary of the registrant), has opined as to the legality of the shares of common stock being offered by this registration statement. Ms. Dunston is eligible to participate in the plan covered by this registration statement.
Item 6. Indemnification of Directors and Officers
The Maine Business Corporation Act, Title 13-C M.R.S.A. Section 101, et seq. (the “MBCA”), sets forth the ability of a corporation organized under the laws of the State of Maine to indemnify its officers and directors. The MBCA provides that, subject to certain exceptions, a Maine corporation may indemnify an individual who is party to a proceeding because that individual is a director of the corporation against liability if (A)(i) the individual’s conduct was in good faith, (ii) the individual reasonably believed that (a) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the corporation’s best interests and (b) in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe that the individual’s conduct was unlawful or (B) the individual engaged in conduct for which indemnification is permissible or obligatory under the corporation’s articles of incorporation. The MBCA further provides that a Maine corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.
A Maine corporation may also, before final disposition of a proceeding, advance funds to pay for or reimburse the expenses incurred in connection with a proceeding by an individual who is a party to the proceeding because that individual is a member of the board of directors, provided that the individual makes certain written affirmation and undertakings. The corporation’s board of directors or shareholders may authorize any such advancement of funds or reimbursement of expenses, provided that such authorization is effected in the manner contemplated by Section 854 of the MBCA.
A Maine corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the officer is an officer of the corporation to the same extent as a director and, if the officer is an officer but not a director, to such further extent as may be provided in the corporation’s articles of incorporation, the bylaws, a resolution of the corporation’s board of directors or a contract, subject to certain exceptions. An officer of a Maine corporation who is not also a director is entitled under the MBCA to mandatory indemnification to the same extent to which a director may be entitled to such indemnification.
Notwithstanding the foregoing, a Maine corporation has no power to indemnify a director or officer unless it has made a determination that the person has met the relevant standard of conduct.
The bylaws of the registrant set forth the circumstances under which the registrant shall, and the requirements to be fulfilled in order for the registrant to, provide indemnification to its directors and officers. The bylaws provide for mandatory indemnification, including that, subject to certain exceptions, the registrant shall indemnify a director and officer in connection with any proceedings to which any such person is a party or is threatened to be made a party by reason of the fact that they are or were a director or officer of the registrant or, while a director or officer of the registrant, were serving at the request of the registrant as a director, officer, partner or other agent of another entity, against expenses incurred by that person in connection with such action, provided, among other things, that the person to be indemnified acted in good faith. In addition, the bylaws provide for advancement of funds to pay for or reimbursement of reasonable expenses incurred by a director or officer in certain circumstances.
The registrant maintains directors and officers liability insurance in amounts and on terms which the registrant’s Board of Directors deems reasonable. In the ordinary course of business, the registrant’s Board of Directors regularly reviews the scope and adequacy of such insurance coverage.
The registrant has entered into an employment agreement with its President and Chief Executive Officer, which provides for reimbursement of expenses in certain instances. The registrant has also entered into change in control agreements with certain of its officers, which provide for indemnification for expenses in some instances.
Item 7. Exemption from Registration Claimed
Not applicable.
Item 8. Exhibits

Exhibit Number	Description

4.1	Articles of Incorporation, as amended, of Bar Harbor Bankshares
4.2	Bylaws, as amended, of Bar Harbor Bankshares
4.3	Specimen certificate representing shares of common stock of Bar Harbor Bankshares
5.1	Opinion of Caitlin Dunston, Corporate Counsel of Bar Harbor Bank & Trust
10.1	Bar Harbor Bankshares 2018 Employee Stock Purchase Plan (Appendix B to the Company’s Definitive Proxy Statement on Form DEF 14A dated April 3, 2018)
23.1	Consent of RSM US LLP
23.2	Consent of Caitlin Dunston, Corporate Counsel of Bar Harbor Bank & Trust (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)

Item 9. Undertakings

1.	The registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S‑8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(b)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered hereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.
The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered hereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bar Harbor, State of Maine, on May 17, 2019.
BAR HARBOR BANKSHARES
By: /s/ Curtis C. Simard
Curtis C. Simard
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Curtis C. Simard and Josephine Iannelli and each or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name in any and all capacities, to sign any and all amendments (including post- effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Curtis C. Simard		May 17, 2019
Curtis C. Simard	President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Josephine Iannelli		May 17, 2019
Josephine Iannelli	Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ David B. Woodside		May 17, 2019
David B. Woodside	Chairman of the Board of Directors

/s/ Matthew Caras		May 17, 2019
Matthew Caras	Director

/s/ David M. Colter		May 17, 2019
David M. Colter	Director

/s/ Steven H. Dimick		May 17, 2019
Steven H. Dimick	Director

/s/ Martha Tod Dudman		May 17, 2019
Martha Tod Dudman	Director

/s/ Stephen W. Ensign		May 17, 2019
Stephen W. Ensign	Director

/s/ Lauri E. Fernald		May 17, 2019
Lauri E. Fernald	Director

/s/ Brendan O'Halloran		May 17, 2019
Brendan O’Halloran	Director

/s/ Kenneth E. Smith		May 17, 2019
Kenneth E. Smith	Director

/s/ Stephen R. Theroux		May 17, 2019
Stephen R. Theroux	Director

/s/ Scott G. Toothaker		May 17, 2019
Scott G. Toothaker	Director